UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

Inveresk Research Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49765	43-1955097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 Weston Parkway, Cary, NC 27513 (Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code (919) 460-9005

N/A (Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements — None

(b)	Pro Forma Financial Information — None

(c)	Exhibits

14.1	-Inveresk Research Group, Inc. Code of Ethics (as amended May 3, 2004)

ITEM 10. AMENDMENTS TO THE COMPANY’S CODE OF ETHICS

     On May 3, 2004, the Board of Directors of Inveresk Research Group, Inc. (the “Company”) approved amendments to the Company’s Code of Ethics. The purposes of the amendments were: (a) to integrate the Company’s Code of Conduct and Company Business Conduct Policy into a single document; (b) to confirm that the Code of Ethics applies to all the Company’s employees, officers and directors, including the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller and persons performing similar functions; and (c) to add provisions intended to ensure prompt and consistent enforcement of the Code of Ethics, clear and objective standards for compliance, and a fair process by which to determine violations. A copy of the Code of Ethics, as amended, is being filed as Exhibit 14.1 to this Form 8-K, and is being posted on the Company’s website at www.inveresk.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2004	INVERESK RESEARCH GROUP, INC.

	By:	/s/ D.J. Paul E. Cowan

D.J. Paul E. Cowan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
14.1 -	Inveresk Research Group, Inc. Code of Ethics (as amended May 3, 2004)